EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of the General Partner of

MHI Hospitality, L.P.

410 West Francis Street

Williamsburg, Virginia 23185

We consent to the use in this Registration Statement on Form S-11 of MHI Hospitality, L.P. of our report dated July 2, 2013, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ PBMares, LLP

Norfolk, Virginia

July 2, 2013